UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2010

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Caufield Place, Suite 102 Newtown, Pennsylvania		18940
(Address of Principal Executive Offices)		(Zip Code)

(215) 579-7789
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Sale of Series B Convertible Preferred Stock

On June 24, 2010 (the “Closing Date”), Patient Safety Technologies, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) entered into a Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) with the Buyers identified on the signature pages thereto, (the “Buyers”), each of whom is an accredited investor, as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”).  The Buyers included A Plus International, Inc., JMR Capital Ltd. and Catalysis Partners, LLC.  Wenchen (“Wayne”) Lin, a member of our Board of Directors (“Board”), is a founder and significant beneficial owner of A Plus International, Inc.  John P. Francis, a member of our Board, has voting and investment control over securities held by Francis Capital Management, LLC, which acts as the investment manager for Catalysis Partners, LLC.

Pursuant to the Purchase Agreement, we issued to the Buyers an aggregate 60,000 shares of our Series B Convertible Preferred Stock (the “Series B Preferred”) at a purchase price of $100.00 per share (or $6,000,000 in the aggregate), payable in cash or as a reduction of indebtedness or a combination of both.  The terms of the Series B Preferred are described below under (“—Terms of the Series B Convertible Preferred Stock”).  We refer to this transaction as the “Financing.”

We also agreed to grant the Buyers certain pre-emptive rights in respect of any future issuance of equity securities (subject to certain exceptions set forth in the Purchase Agreement) for a period of five years from the closing date of the transactions contemplated by the Purchase Agreement, and agreed to reimburse the Buyers for their reasonable costs and expenses incurred in connection with the Financing up to $175,000.  In addition, as contemplated by the Purchase Agreement, we granted the Buyers certain registration rights for the shares of our common stock issuable upon conversion of the Series B Preferred, as described below under “—Registration Rights Agreement.”  In connection with the Financing, we placed a portion of the proceeds ($651,223) in an escrow account to pay certain contingent tax liabilities.

Terms of the Series B Convertible Preferred Stock

The rights, preferences and privileges of the Series B Preferred are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on the Closing Date (the “Series B Certificate”).

The Series B Certificate authorizes 150,000 shares of Series B Preferred, with a par value of $1.00 per share and a stated value per share of $100.00.  Holders of the Series B Preferred are entitled to receive quarterly cumulative dividends at a rate of 7.00% per annum, beginning on July 1, 2010.  All dividends due on or prior to December 31, 2011 are payable in kind in the form of additional shares of Series B Preferred, and all dividends payable after December 31, 2011 are payable solely in cash.

As long as shares of Series B Preferred are outstanding, we are restricted from making certain payments in respect of any of our junior and pari passu securities, except that we may pay dividends due and paid in the ordinary course on our Series A Convertible Preferred Stock when we are otherwise in compliance with our payment obligations to the holders of the Series B Preferred.

The Series B Preferred does not have voting rights except (a) as provided by Delaware law; (b) upon the occurrence of the fifth anniversary of the issue date; or (c) upon our failure to pay dividends for two consecutive quarters or three non-consecutive quarters.  Upon the occurrence of either event described in (b) or (c), the holders of the Series B Preferred are entitled to elect two additional directors to our board of directors and, within two business days, we must create a special committee of our board of directors consisting of up to three directors, of which two must be the two newly-elected additional directors, and promptly grant such special committee sole and exclusive authority and power to investigate, negotiate and consummate a sale of the Company or strategic alternative thereto.

So long as any shares of Series B Preferred remain outstanding, we may not, without the consent of a majority of the holders of the Series B Preferred: (a) alter or change the powers, preferences or rights given to the Series B Preferred; (b) authorize, create or issue any class or series of stock, or issue additional shares of Series A Convertible Preferred Stock ranking senior to or pari passu with the Series B Preferred in terms of dividends, redemption or distribution of assets upon liquidation; (c) amend our certificate of incorporation, by-laws or other charter documents in a manner that adversely affects the rights of the holders of the Series B Preferred; (d) increase the number of authorized shares of Series B Preferred; (e) enter into any transaction with any affiliate that would be required to be disclosed in any public filing with the Securities and Exchange Commission (the “SEC”), unless made at arm’s length and approved by a majority of disinterested directors of the Company; (f) issue rights, options or warrants to all holders of our common stock that would entitle them to purchase shares of our common stock at a price per share that is lower than the daily volume weighted average price of such common stock on the applicable record date, or distribute (other than as a dividend) evidence of indebtedness, assets, rights or warrants to subscribe for or purchase such security, without, in either case, issuing or distributing such rights, options, warrants, indebtedness or assets proportionately to the holders of the Series B Preferred; or (g) enter into any agreement to do any of the above.

The Series B Preferred are entitled to receive, prior and in preference to all other shares of our capital stock (with an exception noted below), upon liquidation, dissolution or winding up of the Company an amount per share equal to the greater of (i) the stated value of the Series B Preferred, plus accrued but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series B Preferred been converted into our common stock immediately prior to such liquidation.  Notwithstanding the foregoing, the first $1,095,000 of distributable amounts in a liquidation shall first be paid to the holders of our Series A Convertible Preferred Stock.  Mergers, sales of substantially all assets and similar transactions are deemed to be liquidations for purposes of the liquidation preference.

The Series B Preferred is convertible at any time at the option of the holder into shares of our common stock at $.75 per share, subject to conventional adjustments for stock splits, stock combinations and the like.  We are subject to certain liquidated damages if we fail to timely honor our conversion obligations as set forth in the Series B Certificate.

The Series B Preferred is not redeemable either by the Company or by the holders.  However, shares of our Series B Preferred automatically convert into shares of our common stock at the applicable conversion price if both of the following conditions are satisfied: (a) the daily volume weighted average price of our common stock is equal to or in excess of $1.50 per share for all trading days during any 6-month period and (b) the number of shares traded during such period averages at least 50,000 shares of common stock per trading day.  Also, the Series B Preferred automatically convert into shares of our common stock at the applicable conversion price if our operating income is positive for at least four consecutive fiscal quarters and our cumulative operating income during such four fiscal quarters is at least $5,000,000.

There are certain limits to the ability of the holders of Series B Preferred to convert based upon various ownership levels that such holders may have.  Generally, there are conversion limits that apply at the 4.9% and 9.9% beneficial ownership levels, and the 4.9% conversion limit can be increased up to 9.9% upon 61 days notice to the Company from the applicable holder.

Registration Rights Agreement

As contemplated by the Purchase Agreement, on the Closing Date we also entered into a Registration Rights Agreement with the Buyers and Ken Traub, a consultant to the Company (the “Holders”), to provide for certain registration rights (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, we agreed to file a registration statement to register the shares of common stock issued to the Holders upon conversion of the Series B Preferred Stock purchased by them in the Financing, as well as any other shares of common stock held by the Holders on the Closing Date, within 90 days, and have such registration statement declared effective within 150 days of the Closing Date. In addition to the foregoing mandatory registration, we also granted the Holders demand and “piggyback” registration rights.  We have agreed to pay substantially all of the costs and expenses related to the filing of the registration statements and any underwritten public offering required pursuant to the Registration Rights Agreement.

Separation and Release Agreements

As contemplated by the Purchase Agreement, Steven H. Kane resigned as a Director, President and Chief Executive Officer, and Howard E. Chase, Loren McFarland, Eugene A Bauer, MD, and William M. Hitchcock also resigned as members of our Board of Directors (the “Board”) effective upon the closing of the Financing.  Immediately following the closing the Financing, the remaining members of our Board, John P. Francis, Wayne Lin, Herbert Langsam, and Louis Glazer, MD, Ph.G. appointed Brian E. Stewart as President, Chief Executive Officer and Director.

In connection with Mr. Kane’s resignation as a Director, President and Chief Executive Officer, effective as of the Closing Date, we entered into a Separation Agreement and Mutual General Release with Steven Kane (the “Kane Release”). Other signatories of the Kane Release include Brian Stewart, John P. Francis, John P. Francis’ affiliated entities (Francis Capital Management, Catalysis Partners, LLC, and Catalysis Offshore, Ltd.), Wenchen (“Wayne”) Lin, A Plus International, Inc., and other stockholder members of the group that filed a certain Schedule 13D in respect of the Company on April 16, 2010.  The Kane Release confirms that his termination shall be considered a termination “without Cause” for purposes of determining payments and benefits under his employment agreement and that he shall receive the severance and benefits he is entitled to under such agreement for a termination “without Cause,” provided that Mr. Kane waived his rights to any bonus payment, or payment for excise taxes.  The Kane Release also provided for the payment to Mr. Kane, in cash, of an aggregate $234,573 as payment in full for all accrued Director fees and salary, accrued vacation, and severance benefits as provided in his employment agreement.  The Kane Release extends the expiration date of his currently vested options to April 30, 2011, and provides that options that vest as a result of his employment agreement shall expire September 24, 2011.  The Kane Release provides for a general mutual release of any and all claims occurring on or prior to the Closing Date and related to, involving or arising out of any act occurring prior to the execution of the Kane Release, as well as a waiver of unknown claims, a two year mutual non-disparagement clause, and an 18-month “standstill” agreement whereby Mr. Kane agreed not to solicit proxies in regard to the Company or acquire alone or with a group, beneficial ownership of more than 1% f our total outstanding shares (disregarding any shares acquired upon the exercise of options).

In connection with the resignation of Messrs. Chase, McFarland, Hitchcock and Dr. Bauer as members of our Board, effective as of the Closing Date, we entered into a Separation Agreement and Mutual General Release with such individuals (the “Director Release”).  Other signatories of the Director Release include Brian Stewart, John P. Francis, John P. Francis’ affiliated entities (Francis Capital Management, Catalysis Partners, LLC, and Catalysis Offshore, Ltd.), A Plus International, Inc., Wenchen “Wayne” Lin, and other stockholder members of the group that filed a certain Schedule 13D in respect of the Company on April 16, 2010.  The Director Release provides for a general mutual release of any and all claims occurring on or prior to the Closing Date and related to, involving or arising out of any act occurring prior to the execution of the Director Release, as well as an agreement not to sue and a waiver of unknown claims, and a mutual two year non-disparagement clause.  The Director Release also acknowledges that options to acquire 200,000 shares held by each of Messrs. McFarland and Chase, and options to acquire 50,000 shares held by each of Mr. Hitchcock and Dr. Bauer are vested and extends the expiration date for Messrs. Chase, McFarland, Hitchcock and Dr. Bauer until June 30, 2012.  The Director Release also provides for the payment, in cash, of the following accrued but unpaid Director’s fees:  $83,488 to Mr. Chase, $64,912 to Mr. McFarland, $10,025 to Mr. Hitchcock and $10,025 to Dr. Bauer.

Rose Employment Agreement Amendment

In addition, effective as of the closing of the Financing on June 24, 2010, we amended Marc L. Rose’s employment agreement to revise the defined term “Good Reason” to provide that “Good Reason” also includes relocation of his assigned workplace or obligation to perform services at a location more than a 40 mile radius from Newtown, PA.

The foregoing descriptions of the Series B Certificate, Purchase Agreement, Registration Rights Agreement, Kane Release, Director Release, and amendment to Marc Rose’s employment agreement do not purport to be complete are qualified in their entirety by the full text of such certificate and agreements, which are filed as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement

Disclosure responsive to this Item 1.02 is incorporated by reference from Item 1.01 of this Report.

Item 3.02	Unregistered Sale of Equity Securities

On the Closing Date we issued 60,000 shares of our Series B Preferred to the Buyers for $5,000,000 in cash and the cancellation of $1,000,000 of indebtedness.  The Registration Rights Agreement provides for certain mandatory, demand and “piggyback” registration rights, which will require us to register all the shares of common stock issuable to the Holders upon conversion of the Series B Preferred, as well as all other shares of common stock held by the Holders on the Closing Date, under the Act in certain circumstances.  The Series B Preferred have not been registered under the Act, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The Series B Preferred were issued in reliance upon the exemption from the registration requirements of the Act pursuant to Rule 506 of Regulation D thereof.  The offer, sale and issuance of the Series B Preferred was made without general solicitation or advertising.  The Series B Preferred were offered and issued only to “accredited investors” as such term is defined in Rule 501 of Regulation D under the Act.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of our common stock or any other security.

 The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Officer and Director Resignations

Effective as of the Closing Date, Steven H. Kane resigned as a Director, President and Chief Executive Officer, and Howard E. Chase, Loren McFarland, Eugene A Bauer, MD, and William M. Hitchcock also resigned as members of our Board effective upon the closing of the Financing.

The disclosure provided in item 1.01 regarding the Kane Release and Director Release is incorporated by reference herein.

Appointment of New Director, President and Chief Executive Officer

Immediately following the closing the Financing, the remaining members of our Board, John P. Francis, Wayne Lin, Herbert Langsam, and Louis Glazer, MD, Ph.G. appointed Brian E. Stewart as President, Chief Executive Officer and Director.

The principal occupation and brief summary of the background of Mr. Stewart is as follows:

Brian E. Stewart, age 37, is the Chief Executive Officer, President and Director of the Company commencing June 24, 2010.  He is the co-founder of our principal operating subsidiary SurgiCount Medical, Inc. and co-inventor of our Safety-Sponge® System.  Mr. Stewart previously served as our Vice President Business Development from January 2009 until March 2010.  Prior to returning to SurgiCount in January 2009, Mr. Stewart worked in the investment banking division of Credit Suisse from 2007 to 2009 and CIBC World Markets from 2002 to 2007.  In addition to his investment banking and entrepreneurial experience, Mr. Stewart’s previous experience includes Strome Investment Management, a hedge fund in Santa Monica, CA.  Mr. Stewart received his MBA from The Anderson School at UCLA and his BA in Economics from UCLA where he graduated Phi Beta Kappa and Summa Cum Laude.

There are no family relationships between or among any of our officers or directors who served immediately prior to or after the closing of the Financing.

From January 5, 2009 through March 26, 2010, Mr. Stewart served as our Vice President of Business Development and received compensation from the Company in such capacity.  A description of the material terms of Mr. Stewart’s previous employment agreement is provided in our definitive proxy statement on Schedule 14A filed with the SEC on July 13, 2009 under the heading “—Employment Contracts and Termination and Change of Control Arrangements,” which description is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Closing Date, we filed the Series B Certificate with the Secretary of State of the State of Delaware.  Our Board authorized the filing of this certificate on June 24, 2010.  See “Terms of the Series B Preferred” set forth under Item 1.01 above for a description of the rights, preferences and privileges of the Series B Preferred, which is incorporated herein by reference. The description of the Series B Certificate is a summary only and is qualified in its entirety by reference to the full text of the Series B Certificate, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01	Other Events

On June 25, 2010, the Company issued a press release, attached hereto as Exhibit 99.1 and made part of this report, announcing the Financing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

10.1	Convertible Preferred Stock Purchase Agreement dated June 24, 2010, between the Company and the Buyers

10.2	Registration Rights Agreement dated June 24, 2010, between the Company and Holders

10.3	Separation Agreement and Mutual General Release dated June 24, 2010 between the Company and Steven Kane and the stockholder parties signatories thereto

10.4
Separation Agreement and Mutual General Release dated June 24, 2010 between the Company and Eugene A. Bauer, MD, Howard E. Chase, William M. Hitchcock and Loren McFarland and the stockholder parties signatories thereto

10.5	Amendment dated June 24, 2010 to Employment Agreement of Marc L. Rose

99.1	Press release dated June 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

June 29, 2010	By:	/s/ Marc L. Rose
Name: Marc L. Rose
Title: Chief Financial Officer